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                                                                    EXHIBIT 99.2


                 CYNTHIA A. DEMERS - CORPORATE AND GOVERNMENT AFFAIRS
                 (480) 754-4090

                 STEPHEN D. BLUM - INVESTOR RELATIONS
                 (480) 754-5040

                THE DIAL CORPORATION ANNOUNCES MANAGEMENT CHANGES

SCOTTSDALE, ARIZ., SEPTEMBER 17, 2002 - The Dial Corporation (NYSE: DL) today announced management changes effective October 1, 2002.

      Greg A. Tipsord, Senior Vice President & General Manager-Personal Cleansing, has been named Senior Vice President & General Manager-Laundry Care. Tipsord joined Dial in 1994 and previously served in several marketing positions, including Vice President & General Manager-Personal Cleansing, Sr. Brand Manager-Dial, Marketing Director-Dial, and Sr. Brand Manager-Renuzit. Prior to joining Dial, Greg held various marketing positions at Procter & Gamble. "Greg's experience and knowledge have been a tremendous asset to Dial as we focused on building our core businesses," said Herbert M. Baum, The Dial Corporation chairman, president and chief executive officer. "Under Greg's leadership and direction, our Personal Cleansing business, which includes our flagship brand Dial antibacterial soap, has grown substantially."




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      Stephen L. Tooker, Senior Vice President & General Manager-Laundry Care,
has been named Senior Vice President & General Manager-Personal Cleansing. Tooker joined Dial in 1994 and previously served in several marketing positions, including Vice President & General Manager-Laundry Care, President-Dial/Henkel LLC, Vice President-Detergents Marketing and Director-Purex Laundry Detergent. Prior to joining Dial, Tooker held various positions with Procter & Gamble. "Steve's leadership has been instrumental in the unprecedented growth of our Laundry Care franchise, and his significant talent has helped our Purex brand become the number two laundry detergent in the market," said Baum.

      Mark L. Whitehouse, Senior Vice President-Innovation & General Manager-Air Fresheners, has been named Senior Vice President-International, Innovation and Business Development. Whitehouse joined Dial in 1994 and has previously served in several marketing positions, including Senior Vice President-Innovation, Senior Vice President & General Manager-Specialty Personal Care, President-Dial/Henkel LLC, Marketing Manager-Renuzit, Household Division, and Marketing Manager-Cleaning Products, Household Division. Prior to joining Dial, Whitehouse held various positions with Mobil Chemical Company.

      "Mark has been a real asset to the Company," said Baum, "and in his expanded role will be responsible for using his considerable experience and knowledge to focus on innovation and new product development across all areas of our business as well as for managing our new business development initiatives as we seek to identify and evaluate acquisition opportunities."



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      Mark R. Shook, Executive Vice President-International & Business
Development, announced his resignation effective later this year in light of Dial's continuing de-emphasis of its international business and a desire to accelerate the achievement of his career goals.

      Robert F. Bernstock has been appointed Senior Vice President & General Manager, with responsibility for Air Fresheners, Food Products and Branded Commercial Markets. Bernstock joins Dial after having served most recently as President & Chief Executive Officer of Atlas Commerce, a leading provider of software applications, and President & Chief Executive Officer of Vlasic Foods International, a spin-off from the Campbell Soup Company, where he served in a variety of roles for over 12 years culminating in his role as Executive Vice President of the Corporation.

      "Bob has been sharing his considerable expertise with Dial for the past several months, consulting and leading our strategic planning process," continued Baum. "He brings a wealth of consumer products experience to his new responsibilities and we are pleased he will be joining the Company." Brian T. Shook will continue in his role as Vice President & General Manager-Food Products and Brad H. Munger will continue in his role as Director & General Manager-Branded Commercial Markets, both reporting to Bernstock.

      "The moves announced today are part of Dial's strong succession plan which provides us with the road map for the development of the future leaders of our Company," said Baum. "These moves strengthen our executive talent and bring a new perspective to each business, contributing to improved business performance."



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      The Dial Corporation, headquartered in Scottsdale, Ariz., is one of
America's leading manufacturers of consumer products, including Dial soaps, Purex laundry detergents, Renuzit air fresheners and Armour Star canned meats. Dial products have been in the American marketplace for more than 100 years. For more information about The Dial Corporation, visit the Company's Web site at www.dialcorp.com.

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